Exhibit 10.11

SERVICES AGREEMENT

THIS SERVICES AGREEMENT is entered into this 26th day of December, 2013, by and between The Children’s Hospital of Philadelphia, a Pennsylvania nonprofit corporation (“Provider”) and Spark Therapeutics, LLC, (“Recipient”) a Delaware limited liability company and is effective as of March 14, 2013 (“Effective Date”).

RECITALS

WHEREAS, Recipient is a biotechnology company in the business of developing and commercializing certain gene therapy assets (the “Technology”), which assets until recently were being developed by Provider;

WHEREAS, Provider, as of the Effective Date, owns a controlling interest in Recipient and desires to provide services to Recipient to ensure the Recipient has, in the near term, sufficient resources and capabilities to continue to timely develop and commercialize the Technology;

WHEREAS, Recipient desires to secure certain services from Provider and to have the benefit of certain core competencies related to clinical and scientific activities currently being conducted at Provider by Provider’s employees, agents and contractors;

WHEREAS, the parties desire to specify the terms on which such services will be provided to Recipient by Provider.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and intending to be legally bound, the parties hereby agree as follows.

ARTICLE I         SERVICES AND COMPENSATION

Section 1.1 Provision of Services.

i)	Provider shall promptly provide the administrative services set forth in Exhibit A to this Agreement (the “Administrative Services”), upon request of Recipient. From time to time, Recipient may amend Exhibit A to delete specific services upon ten (10) days advance written notice to Provider. Recipient and Provider may from time-to-time, add additional Administrative Services to Exhibit A by mutual written consent.

ii)	Provider shall promptly provide the clinical and technical services set forth in Exhibit B to this Agreement (the “Clinical Services” and together with the Administrative Services the “Services”), upon request of Recipient. From time to time, Recipient may amend Exhibit B to delete specific services upon ten (10) days advance written notice to Provider. Recipient and Provider may from time-to-time, add additional Clinical Services to Exhibit B by mutual written consent.

Section 1.2 Third Party Beneficiary. Provider and Recipient hereby agree and confirm that to the extent any of the Services to be provided by Provider are currently furnished under contractual relationships between Provider and a third party (“Third Party

Contracts”), Recipient shall be in all circumstances a third party beneficiary of such Third Party Contracts. Any Third Party Contracts under which Recipient shall be the beneficiary of Services shall be listed on Exhibit A or Exhibit B, as appropriate.

Section 1.3 Ownership of Rights. Recipient shall retain ownership of all of Recipient’s information and shall own all deliverables provided by Provider to Recipient or work product created by Provider hereunder, and Provider hereby assigns all such deliverables and work product to Recipient. Furthermore, to the extent that any of the Services being provided under this Agreement are pursuant to Third Party Contracts, Provider shall use commercially reasonable efforts to arrange that each deliverable or work product delivered to Provider by such third party is subsequently assigned by Provider to Recipient and Provider does hereby assign the same to Recipient. Provider shall at the request of Recipient take all reasonable actions or steps to provide the Recipient the full benefit of the Services.

Section 1.4 Reports. Provider shall provide reports to Recipient listing the Services that Provider has provided to Recipient during each calendar month. Each report shall be submitted following the end of each month. Each report shall identify the compensation that is due to Provider for its Provision of such services, at the rates specified in Exhibit A of Exhibit B, as appropriate, which rates shall be reviewed from time to time by the parties. The fees and costs associated with Services being provided under Third Party Contracts shall be provided without mark-up.

Section 1.5 Payment by Recipient. Recipient shall pay the undisputed amount stated in an invoice to Provider within 30 days following receipt of such invoice. Recipient has 30 days after receipt of an invoice to notify Provider if they dispute any portion of the invoice. After this 30 day period the invoice shall be deemed undisputed.

Section 1.6 Currency. All financial obligations originating from the terms and conditions of this Agreement shall be denominated in USD.

Section 1.7 Examination of Book and Records. Recipient shall have the right at its expense to examine the books and records of Provider specifically and solely relating to the Services during normal business hours at Provider’s offices on giving reasonable notice.

ARTICLE II         TERM AND TERMINATION

Section 2.1 Term. This Agreement shall remain in effect until terminated by either party as provided below.

Section 2.2 Termination. Either party may terminate this Agreement by a written notice sent to the other party not less than 60 days prior to the effective date of termination.

Section 2.3 Effect of Termination on Administration Service. Effective on the termination of this Agreement, by either party or both parties, Recipient shall have no further right to receive the Services from Provider except upon such terms as may be agreed upon in writing executed by Provider and Recipient; Recipient shall promptly pay all outstanding amounts for Services rendered prior to the termination.

ARTICLE III         WARRANTIES; DISCLAIMER OF WARRANTIES

DISCLAIMER OF WARRANTIES. THE SERVICES ARE PROVIDED “AS IS” AND PROVIDER DOES NOT MAKE OR GIVE ANY REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND, WHETHER SUCH REPRESENTATION, WARRANTY, OR CONDITION BE EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, QUALITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM COURSE OF DEALING OR USAGE OR TRADE. NOTWITHSTANDING THE FOREGOING, TO THE EXTENT ANY SERVICES PROVIDED UNDER A THIRD PARTY CONTRACT INCLUDE ANY WARRANTIES OR REPRESENTATIONS, PROVIDER SHALL TAKE ALL REASONABLE ACTIONS TO ENSURE RECIPIENT RECEIVES THE BENEFIT OF SUCH WARRANTIES AND REPRESENTATIONS.

ARTICLE IV         LIMITATIONS OF LIABILITY

Section 4.1 Exclusion of Damages. Except for any breach of Section 6.16, in no event shall either party be liable or obligated to the other party or any third party in connection with the Services or this Agreement or otherwise, whether based on any contract, warranty, tort (including, without limitation negligence), strict liability or other legal or equitable theory, for any loss of profits, loss of business, loss of data or use thereof, interruption of business, or for any indirect, special, exemplary, incidental, consequential, or punitive damages of any kind, even if such party has been advised in advance of the possibility of such damages, or such damages could have reasonably foreseen by such party.

Section 4.2 Maximum Liability. In no event shall either party’s liability to the other party or any other person or entity arising out of or in connection with this Agreement or the Services exceed, in the aggregate, the total fees paid or payable by Recipient to Provider for the Services, whether such liability is based on an action in contract, warranty, strict liability or tort (including, without limitation, negligence) or otherwise.

ARTICLE V         INDEMNIFICATION

Section 5.1 Indemnification. Recipient shall hold Provider harmless and shall indemnify Provider from and against any loss, cost, or expense, including reasonable attorneys’ fees, related to any act or omission in connection with the performance or nonperformance of its duties under the terms of this Agreement.

ARTICLE VI         MISCELLANEOUS PROVISIONS

Section 6.1 Notices. Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally, or sent by registered or certified mail, to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of receipt, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

Section 6.2 Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference, or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

Section 6.3 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties and their assigns. Each and every successor in interest to any party or affiliate, whether such successor acquires such interest by way of gift, devise, assignment, purchase, conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement. The rights of the parties, affiliates, and their successors in interest, as among themselves and shall be governed by the terms of this Agreement, and the right of any party, affiliate or successor in interest to assign, sell or otherwise transfer or deal with its interests under this Agreement shall be subject to the limitations and restrictions of this Agreement.

Section 6.4 Amendment. No change, modification, or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

Section 6.5 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

Section 6.6 Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as it, in its sole discretion, determines is required to implement any of the provisions of this Agreement.

Section 6.7 No Waiver. The failure of any party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party’s right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

Section 6.8 Integration. This Agreement constitutes the full and complete agreement of the parties.

Section 6.9 Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

Section 6.10 Number and Gender. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

Section 6.11 Counterparts. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute an Agreement, binding on the parties, and each partner hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

Section 6.12 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Section 6.13 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on a Saturday, Sunday, or any public or legal holiday, whether local or national, the person having such privilege or duty shall have until 5:00 p.m. on the next succeeding business day to exercise such privilege, or to discharge such duty.

Section 6.14 Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

Section 6.15 Costs and Expenses. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

Section 6.16 Confidentiality. Each party agrees that any business, technical or financial information that it obtains from (or develops on behalf of) the other party under this Agreement is the confidential property of the disclosing party (“Confidential Information”). The receiving party will hold in confidence and not use (except to the extent necessary to perform its obligations under this Agreement) or disclose to any third party any Confidential Information. The receiving party shall not reverse engineer any Confidential Information of the disclosing party. The foregoing obligations shall not apply with respect to information that is or becomes generally available to the public (other than through breach of this Agreement). The receiving party may make disclosures required by law or court order, provided the receiving party uses diligent reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order and allows the disclosing party to participate in the proceeding.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

THE CHILDREN’S HOSPITAL OF PHILADELPHIA	SPARK THERAPEUTICS, LLC

/s/ JEFFREY D. MARRAZZO
SIGNATURE	SIGNATURE

Jeffrey D. Marrazzo, President and CEO

12/26/13
DATE:	DATE:

IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

THE CHILDREN’S HOSPITAL OF PHILADELPHIA	SPARK THERAPEUTICS, LLC

/s/ Thomas J. Todoro
SIGNATURE	SIGNATURE

Thomas J. Todorow
Jeffrey D. Marrazzo, President and CEO

12/23/13
DATE:	DATE:

EXHIBIT A

ADMINISTRATIVE SERVICES

PROVIDED BY PROVIDER

1.	Human Resources—Recruiting, Benefits, Payroll, On-boarding, etc.

2.	Treasury

3.	Legal

4.	Clerical

5.	Board Support

6.	Real Estate Support and Space License

7.	Tax

8.	Accounting

9.	Information Services

10.	Telephone Services

11.	Financial Analysis

12.	Contracting, Supply Chain Management

13.	Insurance

14.	Miscellaneous

a.	From time to time, Provider may provide, or cause to be provided, other services as requested by Recipient as capacity allows.

EXHIBIT B

CLINICAL SERVICES

PROVIDED BY PROVIDER

1.	CLINICAL RESEARCH SUPPORT SERVICES

a.	CHOP-Westat Biostatistics and Data Management Core (BDMC)

i.	Protocol MTVS and Project Management, dated October 2011, as amended to date (BDMC Project Number 8595.14.01)

ii.	Protocols AAV2-hRPE65v2-101 and 102, dated November 2011, as amended to date (BDMC Project Numbers 8595.14.02 & 03)

iii.	Protocol AAV2-hRPE65v2-301, dated February 2012, as amended to date (BDMC Project Numbers 8595.14.04)

iv.	Pupillometry Central Reading Project, dated June 2012, as amended to date (BDMC Project Numbers 8595.14.05)

v.	Protocol AAV2-hFIX-LTFU-01, dated June 2012, as amended to date (BDMC Project Numbers 8595.14.06)

vi.	Protocol AAV8-hFIX19-101, dated June 2012, as amended to date (BDMC Project Numbers 8595.14.07)

vii.	Protocol AAV2-hRPE65v2-301 On-Site Project Management Services, dated May 2013, as amended to date (BDMC Project Numbers 8595.14.08)

b.	CHOP Clinical Research Support Services Accounts

i.	IT&T (Subject and study team travel)

1.	Radisson Warwick Hotel

2.	Hilton Inn at Penn Hotel

3.	Marriott Hotel

ii.	World Courier (Specimen shipping)

iii.	Federal Express (Specimen shipping)

c.	CHOP CTRC Core Laboratory Specimen Analysis

i.	Study AAV2-hRPE65v2-102

ii.	Study AAV8-hFIX 19-101

d.	CHOP CCMT Laboratory Specimen Storage and Analysis

i.	Study AAV2-hRPE65v2-l01

ii.	Study AAV2-hRPE65v2-102

iii.	Study AAV8-hFIX19-l01

e.	CHOP CCMT Laboratory Assay Validation, Specimen Storage, and Specimen Analysis

i.	Study AAV2-hRPE65v2-301

f.	CHOP CCMT Research Coordinator (or other related title) Support

i.	Sarah McCague

ii.	Kathleen Marshall, COT.

iii.	Dominique Cross, M.S.

iv.	Amy Lange, R.N.

2.	THIRD PARTY CONTRACTS

a.	Salus University

i.	Agreement, dated November 11, 2012, by and between Salus University and CHOP.

ii.	Master Business Associate Agreement, dated November 27, 2012, by and between Salus University and CHOP.

b.	UPENN Reading Center

i.	Purchase Service Agreement, dated October 4, 2011, as amended to date, by and between The Trustees of the Institution of Pennsylvania and CHOP.

ii.	Master Business Associate Agreement, dated November 16, 2011, by and between The Trustees of the Institution of Pennsylvania and CHOP.

c.	Agreement, dated July 13, 2009, as amended to date, by and between The Trustees of the University of Pennsylvania and CHOP.

d.	Laboratory Services Agreement, dated July 1, 2013, by and between The Hospital of the University of Pennsylvania and CHOP.